CMA Multi-State Municipal Series Trust
Series Number: 6
File Number: 811-05011
CIK Number: 810598
CMA New Jersey Municipal Money Fund
For the Period Ending: 03/31/2008

Pursuant to Exemptive Order Release No. IC-15520 dated January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the year ended March 31, 2008.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

07/12/2007	$5,400	GLOUCESTER CNTY NJ INDL	3.13%	01/01/2022